Exhibit 99

DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN

FOR SHARES OF

Co. #05309

ENROLLMENT FORM

Please enroll this account as follows:

Check one box only ().

If you do not check any box, then FULL DIVIDEND REINVESTMENT will be assumed.

FULL DIVIDEND REINVESTMENT

Reinvest all dividends for this account.

CASH PAYMENTS ONLY (NO DIVIDEND REINVESTMENT)

All dividends will be paid in cash.

I (We) hereby appoint American Stock Transfer & Trust Company, LLC as my (our) Agent under the terms and conditions of the Plan, as described in the prospectus of the Plan which accompanied this form, to receive cash payments and apply them to the purchase of shares of QUAKER CHEMICAL CORPORATION Common Stock as indicated below.

NO INTEREST WILL BE PAID ON THE FUNDS HELD PENDING INVESTMENT.

This form, when completed and signed, should be mailed with your check in the blue envelope provided. Please affix postage to ensure proper processing. If you do not have the envelope, mail your check and the form to:

QUAKER CHEMICAL CORPORATION

c/o American Stock Transfer & Trust Company, LLC

P.O. Box 922, Wall Street Station

New York, New York 10269-0560

Attn: Plan Administration Dept.

PRINT NAME

PRINT ACCOUNT #

PRINT SOCIAL SECURITY #

ACCOUNT ADDRESS

STREET

CITY

STATE

ZIP CODE

SIGNATURE(s)

All Joint Owners Must Sign

ATTACHED IS A CHECK FOR $

MINIMUM INVESTMENT IS $300 FOR STOCKHOLDERS OF RECORD AND CURRENT PLAN PARTICIPANTS

MAXIMUM INVESTMENT IS $2,000.00 PER MONTH

Quaker Chemical. Enroll. App. 10-2008

FOR AUTOMATIC MONTHLY DEDUCTIONS, SEE REVERSE SIDE OF FORM

COMPLETE THIS PART ONLY IF YOU WANT AUTOMATIC MONTHLY DEDUCTIONS

I (We) hereby authorize American Stock Transfer & Trust Company, LLC to make monthly automatic transfers of funds from the checking or savings account in the amount stated below. This monthly deduction will be used to purchase shares of Common Stock of Quaker Chemical Corporation for deposit into my (our) account.

Signature(s)

Daytime

Date

Phone Number

1. Indicate the Type of Account: Checking or Savings.

2. Print the complete Bank Account Number.

3. Print the name on Bank Account as it appears on your bank statement.

4. Print the complete name of your financial institution, including the branch name and address.

5. Print the ABA Number (Bank Number) from your check or savings deposit slip.

6. Amount of automatic monthly deduction: Indicate the monthly amount authorized to be transferred from your account. The minimum is $300 per month and the maximum is $2,000 per month from your checking or savings account to purchase Common Stock of Quaker Chemical Corporation.

Please enclose a copy of a VOIDED check or savings deposit slip to verify banking information.

FILL IN THE INFORMATION BELOW FOR STOCK PURCHASES USING AUTOMATIC MONTHLY DEDUCTIONS.

Please Print All items

1. Type of Account

Checking

Savings

2. Bank Account Number

3. Name of Bank Account

4. Financial Institution

Branch Name

Branch Street Address

Branch City, State and Zip Code

5. ABA Number

6. $

Amount of automatic deduction

PLEASE CONFIRM ITEMS 2 AND 5 WITH YOUR BANK

PRIOR TO SUBMITTING THIS APPLICATION.

Name on

Bank Account

JOHN A. DOE

MARY B. DOE

123 YOUR STREET

ANYWHERE, U.S.A. 12345

20

63-858

670

PAY TO THE

ORDER OF

$

DOLLARS

Financial Institution and Branch information

First National Bank

of Anywhere

123 Main Street

Anywhere, U.S.A. 12345

FOR

SAMPLE (NON-NEGOTIABLE)

ABA Number

Bank Account Number

Quaker Chemical. Enroll. App. 10-2008